UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2005

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	74-1790172 (IRS Employer Identification No.)

5803 Glenmont Drive Houston, Texas (Address of principal executive offices)	713-592-7200 (Registrant’s telephone number, including area code)	77081 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
1992 Non-Employee Director Stock Option Plan
1996 Long-Term Incentive Plan

Item 1.01 Entry into a Material Definitive Agreement

     Filed herewith as exhibits hereto and incorporated by reference herein are copies of (i) The Men’s Wearhouse, Inc. (the “Company”) 1992 Non-Employee Director Stock Option Plan, including the forms of stock option agreement and restricted stock award agreement used or to be used in connection with grants of awards pursuant thereto, and (ii) The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan, including the forms of stock option agreement, restricted stock award agreement and deferred stock unit award agreement used or to be used in connection with grants of awards pursuant thereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Number	Description

10.1	The Men’s Wearhouse, Inc. 1992 Non-Employee Director Stock Option Plan (As Amended and Restated Effective January 1, 2004), including the forms of stock option agreement and restricted stock award agreement.

10.2	The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan (As Amended and Restated Effective March 29, 2004), including the forms of stock option agreement, restricted stock award agreement and deferred stock unit award agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2005

THE MEN’S WEARHOUSE, INC.
By:	/s/ Neill P. Davis
Neill P. Davis
Executive Vice President, Chief Financial Officer and Principal Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	The Men’s Wearhouse, Inc. 1992 Non-Employee Director Stock Option Plan (As Amended and Restated Effective January 1, 2004), including the forms of stock option agreement and restricted stock award agreement.

10.2	The Men’s Wearhouse, Inc. 1996 Long-Term Incentive Plan (As Amended and Restated Effective March 29, 2004), including the forms of stock option agreement, restricted stock award agreement and deferred stock unit award agreement.